UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2008
PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	65-0656268
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (b) Mr. Andrew Wing resigned, effective January 15, 2008, as a director of ProLink Holdings Corp. (the “Company”) in order to pursue other opportunities.
     (d) Effective January 15, 2008, Mr. Carnace M.G. Orender was appointed to the Board of Directors of the Company. There are no arrangements or understandings between Mr. Orender and any other person pursuant to which Mr. Orender was selected as director. There are no transactions to which the Company is a party and in which Mr. Orender had a material interest that are required to be disclosed under Item 404(a) of Regulation S-B. Mr. Orender has not previously held any positions with the Company. Mr. Orender has no family relations with any directors or executive officers of the Company. A press release announcing Mr. Orender’s appointment, dated January 22, 2008, is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Number	Description
99.1	Press Release, dated January 22, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: January 22, 2008

/s/ Lawrence D. Bain

Lawrence D. Bain Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated January 22, 2008